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                                                                   EXHIBIT 10.11

December 2, 1996


Mr. Barton Burstein
1330 Cowper Street
Palo Alto, CA  94301
(415)323-4962

Dear Bart,

Alteon Networks, Inc, (the "Company") is pleased to offer you the position of Director of OEM & International Sales reporting to the CEO & President for the
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interim, until a VP of Sales is appointed, on the terms set forth below (the
"Agreement").

Your salary will consist of the following components: 1) Base salary of $100,000, 2) for the first half of Calendar 1997 (1/2/97 to 6/30/97) your MBO
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bonus will be $40,000 upon meeting your six month's goals as described on a
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separate exhibit. Your base salary will be paid bi-weekly equivalent to
$3,846.15, less payroll deductions and withholdings.  3)  For fiscal year 1998
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(7/1/97 to 6/30/98), your MBO bonus will consist of $20,000 (details to be
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determined). A $60,000 commission plan will be based on quarterly quotas which
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will be determined as part of the FY1998's financial plan.


In addition, you have been granted 80,000 options of common stock, pending
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approval by the board of directors, your option price will be based on the option price of the approval date. An additional 10,000 shares of fully vested
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options will be granted, contingent on your ability to start on or before
January 2, 1997.  The incentive stock options will vest in accordance with our
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standard stock option vesting program.

Commencing on your date of hire you will be eligible to participate in Alteon's standard benefits package, which include 16 days of paid time off (PTO), medical, dental, life and disability (LTD) benefits plans governed by the terms, conditions, and limitations contained in the applicable plan documents.

This offer of employment is contingent upon your ability to provide and maintain the proper and necessary documentation required for you and Alteon Networks to comply with United States Immigration and Naturalization laws and regulations pertaining to the right to work in the United States.

This Agreement, including attachments, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company
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with respect to the terms and conditions of your employment. This Agreement is entered into without reliance upon any promise, warranty or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties, representations or agreements. It may not be amended or modified except by a written instrument signed by you and a duly authorized officer of the Company. If any provision of this agreement is determined to invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement. This Agreement shall be construed and interpreted in accordance with the laws of the State of California.

This offer of employment will expire on the end of December 2, 1996.  To
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indicate your acceptance of our offer under the terms described above, please sign, complete with your actual first day of employment and return this letter in the enclosed self-addressed envelope.

Bart, we feel that you will make a very strong contribution to our team and our goals as a company. All of us at Alteon Networks are looking forward to having you as part of our team.

If you have any questions, please feel free to give us a call.

Sincerely,

/s/ Dominic P. Orr
Dominic P. Orr
CEO & President


This will acknowledge my acceptance of this offer of employment.


 /s/ Barton Burstein                                         12/2/96
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     Barton Burstein                                           Date


My first day of employment at Alteon Networks will be ___________________